Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus

Supplement dated May 26, 2016

Registration No. 333-208587

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

$1,250,000,000 1.750% Notes due 2018

Issuer:	Walgreens Boots Alliance, Inc.

Trade Date:	May 26, 2016

Settlement:	T+3, June 1, 2016

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P) / BBB (Fitch)

Security:	1.750% Notes due 2018

Principal Amount:	$1,250,000,000

Maturity:	May 30, 2018

Coupon:	1.750%

Benchmark Treasury:	0.750% due April 30, 2018

Benchmark Treasury Price and Yield:	99-24 3⁄4; 0.869%

Spread to Benchmark Treasury:	+90 bps

Yield to Maturity:	1.769%

Price:	99.963%

Interest Payment Dates:	May 30 and November 30, commencing on November 30, 2016

Redemption Provisions:

Make-Whole Call:	At any time in whole or from time to time in part, at a discount rate of the applicable Treasury Rate plus 15 basis points

Special Mandatory Redemption:	In the event that the Merger Closing Date does not occur on or prior to the occurrence of a Special Mandatory Redemption Trigger, then the Issuer will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date.

CUSIP/ISIN:	931427 AM0 / US931427AM05

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated HSBC Securities (USA) Inc. UBS Securities LLC

J.P. Morgan Securities LLC Lloyds Securities Inc. Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. UniCredit Capital Markets LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Deutsche Bank Securities Inc. Santander Investment Securities Inc. Société Générale U.S. Bancorp Investments, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	Loop Capital Markets LLC The Williams Capital Group, L.P. BB&T Capital Markets, a division of BB&T Securities, LLC Mischler Financial Group, Inc. RBS Securities Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated May 26, 2016, to the Issuer’s base prospectus, dated December 17, 2015 (collectively, the “prospectus”).

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or UBS Securities LLC toll-free at 1-888-827-7275.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

$1,500,000,000 2.600% Notes due 2021

Issuer:	Walgreens Boots Alliance, Inc.

Trade Date:	May 26, 2016

Settlement:	T+3, June 1, 2016

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P) / BBB (Fitch)

Security:	2.600% Notes due 2021

Principal Amount:	$1,500,000,000

Maturity:	June 1, 2021

Coupon:	2.600%

Benchmark Treasury:	1.375% due April 30, 2021

Benchmark Treasury Price and Yield:	100-02; 1.362%

Spread to Benchmark Treasury:	+125 bps

Yield to Maturity:	2.612%

Price:	99.944%

Interest Payment Dates:	June 1 and December 1, commencing on December 1, 2016

Redemption Provisions:

Make-Whole Call:	Prior to May 1, 2021, at any time in whole or from time to time in part, at a discount rate of the applicable Treasury Rate plus 20 basis points

Par Call:	At any time on or after May 1, 2021

Special Mandatory Redemption:	In the event that the Merger Closing Date does not occur on or prior to the occurrence of a Special Mandatory Redemption Trigger, then the Issuer will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date.

CUSIP/ISIN:	931427 AN8 / US931427AN87

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated HSBC Securities (USA) Inc. UBS Securities LLC J.P. Morgan Securities LLC Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. UniCredit Capital Markets LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Deutsche Bank Securities Inc. Santander Investment Securities Inc. Société Générale U.S. Bancorp Investments, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	Loop Capital Markets LLC The Williams Capital Group, L.P. BB&T Capital Markets, a division of BB&T Securities, LLC Mischler Financial Group, Inc. RBS Securities Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated May 26, 2016, to the Issuer’s base prospectus, dated December 17, 2015 (collectively, the “prospectus”).

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or UBS Securities LLC toll-free at 1-888-827-7275.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

$750,000,000 3.100% Notes due 2023

Issuer:	Walgreens Boots Alliance, Inc.

Trade Date:	May 26, 2016

Settlement:	T+3, June 1, 2016

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P) / BBB (Fitch)

Security:	3.100% Notes due 2023

Principal Amount:	$750,000,000

Maturity:	June 1, 2023

Coupon:	3.100%

Benchmark Treasury:	1.625% due April 30, 2023

Benchmark Treasury Price and Yield:	99-28; 1.644%

Spread to Benchmark Treasury:	+150 bps

Yield to Maturity:	3.144%

Price:	99.725%

Interest Payment Dates:	June 1 and December 1, commencing on December 1, 2016

Redemption Provisions:

Make-Whole Call:	Prior to April 1, 2023, at any time in whole or from time to time in part, at a discount rate of the applicable Treasury Rate plus 25 basis points

Par Call:	At any time on or after April 1, 2023

Special Mandatory Redemption:	In the event that the Merger Closing Date does not occur on or prior to the occurrence of a Special Mandatory Redemption Trigger, then the Issuer will redeem in whole and not in part the aggregate principal amount of the notes outstanding on the Special Mandatory Redemption Date at a redemption price equal to 101% of the aggregate principal amount of the notes to be redeemed, plus accrued and unpaid interest from and including the date of initial issuance, or the most recent date to which interest has been paid, whichever is later, to, but excluding, the Special Mandatory Redemption Date.

CUSIP/ISIN:	931427 AP3 / US931427AP36

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated HSBC Securities (USA) Inc. UBS Securities LLC J.P. Morgan Securities LLC Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc. Mizuho Securities USA Inc. UniCredit Capital Markets LLC Wells Fargo Securities, LLC

Senior Co-Managers:	Deutsche Bank Securities Inc. Santander Investment Securities Inc. Société Générale U.S. Bancorp Investments, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	Loop Capital Markets LLC The Williams Capital Group, L.P. BB&T Capital Markets, a division of BB&T Securities, LLC Mischler Financial Group, Inc. RBS Securities Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated May 26, 2016, to the Issuer’s base prospectus, dated December 17, 2015 (collectively, the “prospectus”).

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or UBS Securities LLC toll-free at 1-888-827-7275.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

$1,900,000,000 3.450% Notes due 2026

Issuer:	Walgreens Boots Alliance, Inc.

Trade Date:	May 26, 2016

Settlement:	T+3, June 1, 2016

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P) / BBB (Fitch)

Security:	3.450% Notes due 2026

Principal Amount:	$1,900,000,000

Maturity:	June 1, 2026

Coupon:	3.450%

Benchmark Treasury:	1.625% due May 15, 2026

Benchmark Treasury Price and Yield:	98-04+; 1.830%

Spread to Benchmark Treasury:	+165 bps

Yield to Maturity:	3.480%

Price:	99.748%

Interest Payment Dates:	June 1 and December 1, commencing on December 1, 2016

Redemption Provisions:

Make-Whole Call:	Prior to March 1, 2026, at any time in whole or from time to time in part, at a discount rate of the applicable Treasury Rate plus 25 basis points

Par Call:	At any time on or after March 1, 2026

CUSIP/ISIN:	931427 AQ1 / US931427AQ19

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

HSBC Securities (USA) Inc.

UBS Securities LLC

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

UniCredit Capital Markets LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Deutsche Bank Securities Inc. Santander Investment Securities Inc. Société Générale U.S. Bancorp Investments, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	Loop Capital Markets LLC The Williams Capital Group, L.P. BB&T Capital Markets, a division of BB&T Securities, LLC Mischler Financial Group, Inc. RBS Securities Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated May 26, 2016, to the Issuer’s base prospectus, dated December 17, 2015 (collectively, the “prospectus”).

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or UBS Securities LLC toll-free at 1-888-827-7275.

Walgreens Boots Alliance, Inc.

Pricing Term Sheet

$600,000,000 4.650% Notes due 2046

Issuer:	Walgreens Boots Alliance, Inc.

Trade Date:	May 26, 2016

Settlement:	T+3, June 1, 2016

Expected Ratings*:	Baa2 (Moody’s) / BBB (S&P) / BBB (Fitch)

Security:	4.650% Notes due 2046

Principal Amount:	$600,000,000

Maturity:	June 1, 2046

Coupon:	4.650%

Benchmark Treasury:	2.500% due February 15, 2046

Benchmark Treasury Price and Yield:	96-30; 2.649%

Spread to Benchmark Treasury:	+205 bps

Yield to Maturity:	4.699%

Price:	99.216%

Interest Payment Dates:	June 1 and December 1, commencing on December 1, 2016

Redemption Provisions:

Make-Whole Call:	Prior to December 1, 2045, at any time in whole or from time to time in part, at a discount rate of the applicable Treasury Rate plus 35 basis points

Par Call:	At any time on or after December 1, 2045

CUSIP/ISIN:	931427 AR9 / US931427AR91

Joint Book-Running Managers:

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

HSBC Securities (USA) Inc.

UBS Securities LLC

J.P. Morgan Securities LLC

Lloyds Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

UniCredit Capital Markets LLC

Wells Fargo Securities, LLC

Senior Co-Managers:	Deutsche Bank Securities Inc. Santander Investment Securities Inc. Société Générale U.S. Bancorp Investments, Inc. SMBC Nikko Securities America, Inc.

Co-Managers:	Loop Capital Markets LLC The Williams Capital Group, L.P. BB&T Capital Markets, a division of BB&T Securities, LLC Mischler Financial Group, Inc. RBS Securities Inc.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Issuer’s preliminary prospectus supplement, dated May 26, 2016, to the Issuer’s base prospectus, dated December 17, 2015 (collectively, the “prospectus”).

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322, HSBC Securities (USA) Inc. toll-free at 1-866-811-8049 or UBS Securities LLC toll-free at 1-888-827-7275.